UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2009 (January 21, 2009)

WesBanco, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-9000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2009, WesBanco Bank, Inc. (the “Company”), the wholly-owned banking subsidiary of WesBanco, Inc., entered into a Branch Purchase and Assumption Agreement (the “Purchase Agreement”) with AmTrust Bank (“AmTrust”), pursuant to which the Company agreed to purchase all five of AmTrust’s Columbus, Ohio branches. The Purchase Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Pursuant to the Purchase Agreement, the Company will assume all of the deposit liabilities and purchase the related fixed assets of AmTrust’s five branches in the greater Columbus market. The Company will not acquire any loans as part of the transaction, except for certain deposit-related loans. The Company does not anticipate closing any of the Columbus branches and it expects to retain the majority of the AmTrust employees at those branches.

In the Purchase Agreement, the Company agreed to pay a deposit premium of approximately $20.9 million, or a blended premium of approximately 3.5% on deposits of approximately $601 million as of January 16, 2009.

The Purchase Agreement contains certain termination rights and provides that, upon the termination of the Purchase Agreement under specified circumstances, AmTrust may be required to pay the Company a termination fee equal to 3% of the deposit premium.

The transactions contemplated by the Purchase Agreement have been approved by Wesbanco, Inc.’s, the Company’s and AmTrust’s board of directors. The closing of the transaction is subject to customary conditions, including but not limited to the receipt of regulatory approvals, and is expected to occur in March of 2009.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full and complete terms of that agreement that is attached hereto as Exhibit 2.1 to this current report on Form 8-K and which is incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.

WesBanco, Inc. issued a press release dated January 23, 2009 to announce that the Company has entered into a definitive agreement with AmTrust for the purchase of AmTrust’s Columbus, Ohio branches. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1	Branch Purchase and Assumption Agreement, dated January 21, 2009, between WesBanco Bank, Inc. and AmTrust Bank, with respect to the purchase of AmTrust Bank’s Columbus, Ohio branches.

99.1	Press Release of WesBanco, Inc. dated January 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2009	WESBANCO, INC.

	By:	/s/ Robert H. Young
Robert H. Young
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
2.1	Branch Purchase and Assumption Agreement, dated January 21, 2009, between WesBanco Bank, Inc. and AmTrust Bank, with respect to the purchase of AmTrust Bank’s Columbus, Ohio branches.

99.1	Press Release of WesBanco, Inc. dated January 23, 2009.